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Exhibit 4.1

[SPECIMEN UNIT CERTIFICATE]

[THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS UNIT CERTIFICATE (INCLUDING THE UNDERLYING COMMON STOCK, WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE UNDERLYING WARRANT) ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN A SECURITIES ESCROW AGREEMENT, A LETTER AGREEMENT AND IN THE WARRANT AGREEMENT](1)

NUMBER U-	UNITS

SEE REVERSE FOR
CERTAIN DEFINITIONS

THIRD WAVE ACQUISITION CORP.

CUSIP:

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND
ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

        THIS CERTIFIES THAT                        is the owner of                        Units.

        Each Unit ("Unit") consists of one (1) share of common stock, par value $0.001 per share (the "Common Stock"), of Third Wave Acquisition Corp., a Delaware corporation (the "Corporation"), and one (1) warrant (the "Warrant"). The Warrant entitles the holder to purchase one (1) share of Common Stock for $7.50 per share (subject to adjustment pursuant to the Warrant Agreement, as described below). The Warrant will become exercisable on the later of (i) the completion of a Business Combination (as such term is defined in the Warrant Agreement), and (ii) one year after the date of the consummation of the Public Offering (as defined in the Warrant Agreement), and will expire unless exercised before 5:00 p.m., New York City time, four years after the date of the consummation of the Public Offering, or earlier upon redemption (the "Expiration Date"). The Common Stock and the Warrant comprising the Units represented by this certificate are not transferable separately prior to five (5) business days (or as soon as practicable thereafter) following the earliest to occur of (x) the expiration or termination of the underwriters' over-allotment option, (y) its exercise in full and (z) the underwriters' determination not to exercise all or any remaining portion of the over-allotment option, subject in each case to the Corporation having filed a Current Report on Form 8-K with the Securities and Exchange Commission, containing an audited balance sheet reflecting the Corporation's receipt of the gross proceeds of the Public Offering and issuing a press release announcing when such separate trading will begin. The terms of the Warrants are governed by an Amended and Restated Warrant Agreement (the "Warrant Agreement"), dated as of January 4, 2008, between the Corporation and American Stock Transfer & Trust Company (the "Warrant Agent") and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. The terms of the Common Stock are governed by the certificate of incorporation of the Corporation, as such certificate of incorporation may be amended from time to time. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, New York, New York 10038 and are available to any Warrant holder on written request and without cost.

(1)
To be included only in Unit Certificates representing Units sold in Founder Units and Co-Investment Units (each as defined in the Warrant Agreement).

        This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

        Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

THIRD WAVE ACQUISITION CORP.
CORPORATE
DELAWARE
SEAL
2007

By:	President	Secretary

Countersigned By:	Transfer Agent and Registrar

THIRD WAVE ACQUISITION CORP.

The Corporation will furnish without charge to each unit holder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—	as tenants in common	UNIF GIFT MIN ACT— Custodian
TEN ENT—	as tenants by the entireties	(Cust) (Minor)
JT TEN—	as joint tenants with	under Uniform Gifts to
	right of survivorship and	Minors Act
	not as tenants in common	(State)

        Additional abbreviations may also be used though not in the above list.

        FOR VALUE RECEIVED,                                HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

UNITS REPRESENTED BY THE WITHIN
CERTIFICATE, AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED:

                      NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM, PURSUANT
TO SECURITIES AND EXCHANGE COMMISSION
RULE 17Ad-15).

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  Exhibit 4.1